UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Cytosorbents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (973) 329-8885

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 29, 2026, CytoSorbents Corporation, a Delaware corporation (the “Company”), received a written notice (“Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(2) because the Company’s minimum Market Value of Listed Securities was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market (the “MVLS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq has provided the Company with 180 calendar days, or until December 28, 2026 (the “Compliance Date”), to regain compliance with the MVLS Requirement. If the Company regains compliance with the MVLS Requirement, Nasdaq will provide written confirmation to the Company and close the matter.

The Notice does not result in the delisting of the Company’s common stock from the Nasdaq Capital Market. To regain compliance with the MVLS Requirement, the market value of the Company’s common stock must meet or exceed $35 million for a minimum of 10 consecutive business days during the 180-day grace period ending on the Compliance Date, unless the Staff exercises its discretion to extend this ten consecutive business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). The Company is evaluating potential actions to regain compliance with the MVLS Requirement and intends to actively monitor the market value of its listed securities. The Company may also, if appropriate, consider other options to regain compliance with Nasdaq’s continued listing standard such as by increasing its stockholders equity to at least $2.5 million.

In the event the Company does not regain compliance prior to the Compliance Date, the Company will receive written notification that its securities are subject to delisting, at which point the Company may appeal the delisting determination. There can be no assurance that the Company will be successful in maintaining its listing of its common stock on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2026	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer